UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018, (June 7, 2018)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 7, 2018, at the Company headquarters located at 2839 Charter Street, Columbus, Ohio 43228. The final voting results for the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of six members to the board of directors, each to serve until the 2019 annual meeting of stockholders or until a successor is duly elected and qualified.

	FOR	WITHHELD	NON VOTES

John P. Gilliam	2,449,836	12,606	1,452,524

Emily Lu	2,447,406	15,036	1,452,524

Daniel Rooney	2,377,176	85,266	1,452,524

Laura F. Shunk	2,449,846	12,596	1,452,524

Edward W. Ungar	2,449,710	12,732	1,452,524

Charles Wickersham	2,449,796	12,646	1,452,524

Proposal 2. To ratify the selection of GBQ Partners LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2018.

FOR	3,914,231
AGAINST	160
ABSTAIN	575

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

June 8, 2018	By:	/s/ Daniel Rooney
Daniel Rooney
President and Chief Executive Officer